GA Computer Sciences Inc.

Customer Support | Contact Us

OpenOffice.org 1.1 — OSI certified

Categories

Applications (1)
Operating Systems

What's New?



OpenOffice.org 1.1
$9.95

Quick Find

Use keywords to find the product you are looking for.
Advanced Search

Information

Shipping & Returns
Privacy Notice
Conditions of Use
Contact Us

What's New Here?



Welcome **Guest!** Would you like to log yourself in? Or would you prefer to create an account?


OpenOffice.org 1.1
Win32
*Binaries
*Source Code
v1.1.1
OSI certified
Distributed by:
GA Computer Sciences Inc.
www.gacompsi.com


OpenOffice.org 1.1
WRITER Word Processor
CALC Spreadsheet, 2D & 3D Charts
IMPRESS Multimedia Presentations
DRAW Diagrams & 3D Illustrations
Database User Tools ODBC & JDBC
Runs on:
Windows XP /98
$9.95

GA Computer Sciences OpenOffice.org Production and Distribution

- Source code included
- Safe, convenient installation from CD

New Products For June



OpenOffice.org 1.1
$9.95

Shopping Cart

0 items

Bestsellers

01. OpenOffice.org 1.1

Reviews

There are currently no product reviews

Languages

Currencies

US Dollar

Monday 27 June, 2005   5331 requests since Friday 01 April, 2005

E-Mail: webmaster@gacompsi.com